Exhibit 99.1

Contacts:
Investor Relations:	Media Relations:
Silvio Tavares, 303-967-8276	Colin Wheeler, 303-967-6553
silvio.tavares@firstdata.com	colin.wheeler@firstdata.com

First Data Reports First Quarter 2007 Revenue Growth of 12%;

Operating Cash Flow From Continuing Operations of $440 million;

EPS of $0.24 Excluding Items or $0.23 from Continuing Operations

DENVER, April 19, 2007 – First Data Corp. (NYSE: FDC) today reported its financial results for the first quarter of 2007. Consolidated revenues were up 12% to $1.8 billion. Free cash flow was $232 million and operating cash flow from continuing operations was $440 million. Earnings per share was $0.24 excluding items or $0.23 from continuing operations. The items were primarily related to a non cash impairment charge from the wind-down of the Official Check and Money Order business.

First quarter 2007 earnings per share of $0.24 excluding items represents strong growth of 20% over first quarter 2006 earnings per share of $0.20 excluding items. First quarter 2006 earnings per share from continuing operations of $0.28 (reflective of the Western Union spin-off) includes a favorable $0.08 of items, primarily due to a SFAS 133 derivative accounting restatement.

“We have enjoyed an excellent quarter and a great start to the year. Underlying these results were strong individual performances from each of our three main business segments,” said Ric Duques, chairman and chief executive officer. “I’m proud to report that our 29,000 employees around the world delivered another quarter of results that met or exceeded our expectations.”

Revenues for Commercial Services and Financial Institution Services each grew 9% and First Data International grew revenues 39%. Results reflected continued progress in executing our four key strategies: 1) Growing the core business; 2) Expanding product offerings; 3) Improving the overall cost structure, and; 4) Expanding the business globally.

Segment Results

Commercial Services

For the quarter, Commercial Services generated revenue of $1.0 billion, a growth rate of 9% or 5% excluding reimbursable debit network fees. Operating profit was $225 million, up 5%. As anticipated, the first quarter was impacted by the buyout of a revenue sharing agreement with Discover Financial Services. Excluding the Discover buyout, operating profit growth was 9%. Margin improved to 29.6% excluding reimbursable debit network fees and the Discover buyout. Reported margin for the quarter was 22.1%.

Financial Institution Services

For the quarter, Financial Institution Services generated revenue of $485 million, up 9% or 7% excluding reimbursables. Operating profit was $97 million, up 15%. Operating profit improved due to continued progress in cost-cutting initiatives. Margin for the quarter improved to 19.9% from 18.9%, or to 31.0% from 28.8% excluding reimbursables.

First Data International

For the quarter, First Data International generated revenue of $367 million, up 39%. Revenue growth on a constant currency basis, excluding acquisitions and divestitures, was 9%. Operating profit was $35 million, up 20% and margin was 9.5%, which included $7 million of incremental investments in data center consolidation, platform initiatives and strategic business development. These incremental investments negatively impacted margin by approximately two percentage points during the quarter.

Outlook

On April 1, 2007, First Data entered into an agreement to be acquired by an affiliate of Kohlberg Kravis Roberts & Co. in a transaction with a total value of approximately $29 billion or $34 per share in cash. For the full year 2007, First Data affirmed its earnings per share guidance from continuing operations in the range of $1.20-$1.26. This guidance excludes costs related to the aforementioned proposed transaction as well as costs related to the wind-down of the Official Check and Money Order business, which the company is not able to accurately estimate at this time.

Non-GAAP Measures

In certain circumstances, results have been presented that are non-GAAP measures and should be viewed in addition to, and not in lieu of, the company’s reported results. Reconciliations to comparable

GAAP (generally accepted accounting principles) measures are available in the accompanying schedules and in the “Invest” section of the company’s web site at www.firstdata.com.

Investor and Analyst Conference Call

First Data will hold an investor and analyst conference call and webcast tomorrow Friday, April 20, at 8:00 a.m. EDT to review first quarter 2007 results. Ric Duques, chairman and CEO of First Data, will lead the call. Also participating will be Kim Patmore, chief financial officer, and Silvio Tavares, senior vice president.

To listen to the call, dial 888-831-9087 (U.S. only) or +1-773-799-3935 (outside the U.S.) ten minutes prior to the start of the call. The passcode is “FDC”. The call will also be webcast on the First Data website, www.firstdata.com. Please click on the webcast link at least 15 minutes prior to the call. A slide presentation to accompany the call will be included in the webcast and will be made available under the Invest section of firstdata.com (http://ir.firstdatacorp.com/events.cfm).

The company noted that due to the current “go-shop” period related to the aforementioned proposed transaction, there will be no live question and answer session on the call.

A replay of the call will be available one hour after the call ends through April 27 at 5:00 p.m. EDT at 800-239-4561 (U.S.) or +1-402-220-9697 (outside the U.S.) and via webcast on www.firstdata.com. No passcode is required.

Please note: All statements made by First Data officers on this call are the property of First Data and subject to copyright protection. Other than the replay, First Data has not authorized, and disclaims responsibility for any recording, replay or distribution of any transcription of this call.

About First Data

First Data Corp. (NYSE: FDC) is a leading provider of electronic commerce and payment solutions for businesses worldwide. Serving over 5 million merchant locations, 1,900 card issuers and their customers, First Data powers the global economy by making it easy, fast and secure for people and businesses around the world to buy goods and services using virtually any form of payment. The company’s portfolio of services and solutions includes merchant transaction processing services; credit, debit, private-label, gift, payroll and other prepaid card offerings; fraud protection and authentication solutions; electronic check acceptance services through TeleCheck; as well as Internet commerce and mobile payment solutions. The company’s STAR Network offers PIN-secured debit acceptance at 2 million ATM and retail locations. For more information, visit www.firstdata.com.

Additional Information About the Merger and Where to Find It

In connection with the proposed transaction announced on April 2, 2007 with New Omaha Holdings L.P., an affiliate of Kohlberg, Kravis Roberts and Co. (the “Merger” and the agreement for such transaction the “Merger Agreement”), First Data Corporation (the “Company”) will file a proxy statement with the Securities and Exchange Commission (“SEC”). STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT FILED WITH THE SEC CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement will be mailed to the Company’s stockholders. In addition, stockholders will be able to obtain the proxy statement and all other relevant documents filed by the Company with the SEC free of charge at the SEC’s Web site www.sec.gov or from First Data Corporation, Investor Relations Department at 6200 S. Quebec Street, Suite 340, Greenwood Village, Colorado 80111, (303) 967-6756.

Participants in the Solicitation

First Data Corporation and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the Company and its directors and executive officers, and their ownership of the Company’s securities, is set forth in the proxy statement for the 2007 Annual Meeting of Stockholders of the Company, which was filed with the SEC on April 17, 2007. Additional information regarding the interests of those persons may be obtained by reading the proxy statement when it becomes available.

Notice to Investors, Prospective Investors and the Investment Community; Cautionary Information Regarding Forward-Looking Statements

Statements in this press release regarding First Data Corporation’s business which are not historical facts, including the earnings estimates, are “forward-looking statements.” All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Important factors upon which the Company’s forward-looking statements are premised include: (a) continued growth at rates approximating recent levels for card-based payment transactions and other product markets; (b) successful conversions under service contracts with major clients; (c) renewal of material contracts in the Company’s business units consistent with past experience; (d) timely, successful and cost-effective implementation of processing systems to provide new products, improved functionality and increased efficiencies; (e) successful and timely integration of significant businesses and technologies acquired by the Company and realization of anticipated synergies; (f) continuing development and maintenance of appropriate business continuity plans for the Company’s processing systems based on the needs and risks relative to each such system; (g) absence of further consolidation among client financial institutions or other client groups which has a significant impact on FDC client relationships and no material loss of business from significant customers of the Company; (h) achieving planned revenue growth throughout the Company, including in the merchant alliance program which involves several joint ventures not under the sole control of the Company and each of which acts independently of the others, and successful management of pricing pressures through cost efficiencies and other cost-management initiatives; (i) successfully managing the credit and fraud risks in the Company’s business units and the merchant alliances, particularly in the context of the developing e-commerce markets; (j) anticipation of and response to technological changes, particularly with respect to e-commerce; (k) attracting and retaining qualified key employees; (l) no unanticipated changes in laws, regulations, credit card association rules or other industry standards affecting FDC’s businesses which require significant product redevelopment efforts, reduce the market for or value of its products or render products obsolete; (m) continuation of the existing interest rate environment so as to avoid increases in agent fees related to IPS’ products and increases in interest on the Company’s borrowings; (n) no unanticipated developments relating to previously disclosed lawsuits, investigations or similar matters; (o) no catastrophic events that could impact the Company’s or its major customer’s operating facilities, communication systems and technology or that has a material negative impact on current economic conditions or levels of consumer spending; (p) no material breach of security of any of our systems; (q) successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software patent protection; (r) the occurrence of any effect, event, development or change that could give rise to the termination of the Merger Agreement; (s) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of entering into the Merger Agreement; (t) the inability to complete the Merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the Merger, including the receipt of certain foreign and domestic regulatory approvals; (u) the failure to obtain the necessary financing arrangements set forth in commitment letters received in connection with the proposed transactions; (v) risks that the proposed transactions disrupt current plans and operations and the potential difficulties in employee retention; (w) risks that the proposed transactions cause the Company’s alliance partners, customers or service providers to terminate or reduce their relationship with the Company; (x) the amount of the costs, fees, expenses and charges related to the Merger and the actual terms of certain financings that will need to be obtained for the Merger; and (y) the impact of the substantial indebtedness that will need to be incurred to finance the consummation of the Merger; and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of the Company’s filings with the Securities and Exchange Commission (“SEC”).

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	Three Months Ended March 31,
	2007	2006	Change
Revenues:
Transaction and processing service fees:
Merchant services	$643.6	$594.1	8%
Check services	92.2	79.6	16%
Card services	443.6	391.4	13%
Other services	88.3	83.2	6%
Investment income, net	(30.3)	(24.8)	NM
Product sales and other	188.0	172.2	9%
Reimbursable debit network fees, postage and other	410.9	340.0	21%

	1,836.3	1,635.7	12%

Expenses:
Cost of services	835.2	731.6	14%
Cost of products sold	74.3	66.8	11%
Selling, general and administrative	302.2	270.3	12%
Reimbursable debit network fees, postage and other	410.9	340.0	21%
Other operating expenses:
Restructuring, net	2.0	(0.8)	NM
Impairments	16.3	—	NM
Litigation and regulatory settlements	—	15.0	NM
Other	—	(0.3)	NM

	1,640.9	1,422.6	15%

Operating profit	195.4	213.1	-8%

Other income (expense):
Interest income	8.0	2.9	176%
Interest expense	(34.5)	(57.6)	-40%
Investment gains and (losses)	(1.4)	103.1	NM
Divestitures, net	1.0	5.8	NM
Debt repayment gain	1.4	—	NM

	(25.5)	54.2	NM

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	169.9	267.3	-36%
Income taxes (a)	37.4	77.2	-52%
Minority interest	(29.1)	(28.9)	1%
Equity earnings in affiliates	68.3	58.5	17%

Income from continuing operations	171.7	219.7	-22%
Income from discontinued operations, net of taxes of $(4.1) and $101.3, respectively (b)	3.5	210.4	NM

Net income	$175.2	$430.1	-59%

Earnings per share from continuing operations:
Basic	$0.23	$0.29	-21%
Diluted	$0.23	$0.28	-18%
Earnings per share:
Basic	$0.23	$0.56	-59%
Diluted	$0.23	$0.55	-58%
Weighted-average shares outstanding:
Basic	752.3	765.5	-2%
Diluted	761.8	780.2	-2%
Shares outstanding at end of period	754.4	765.6	-1%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Three Months Ended March 31,
	2007	2006	Change
Revenues:
First Data Commercial Services	$1,018.8	$934.4	9%
First Data Financial Institution Services	485.2	445.2	9%
First Data International	366.5	263.9	39%
Integrated Payment Systems	30.6	35.9	-15%

Subtotal segment revenues	1,901.1	1,679.4	13%
All Other and Corporate	110.6	119.8	-8%

	2,011.7	1,799.2	12%

Adjustments for items included in segment and All Other and Corporate revenues: (c)
Equity earnings in affiliates (d)	(77.0)	(65.5)	18%
Interest income	(8.0)	(2.9)	176%
Eliminations (e)	(90.4)	(95.1)	NM

Consolidated revenue	$1,836.3	$1,635.7	12%

Operating profit: (f)
First Data Commercial Services	$225.1	$214.8	5%
First Data Financial Institution Services	96.7	84.3	15%
First Data International	35.0	29.1	20%
Integrated Payment Systems	1.4	7.2	NM

Subtotal segment operating profit	358.2	335.4	7%
All Other and Corporate	(36.9)	(16.1)	129%

	321.3	319.3	1%

Adjustments for items included in segment and All Other and Corporate operating profit: (c)
Equity earnings in affiliates	(68.3)	(58.5)	17%
Minority interest from segment operations (g)	29.4	28.9	2%
Eliminations (e)	(60.7)	(59.8)	NM
Interest expense	(34.5)	(57.6)	-40%
Items excluded from segment operations (h)	(17.3)	95.0	NM

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	$169.9	$267.3	-36%

Depreciation & Amortization:
First Data Commercial Services	$79.1	$77.7	2%
First Data Financial Institution Services	38.9	38.6	1%
First Data International	50.0	42.1	19%
Integrated Payment Systems	2.0	4.0	-50%
All Other and Corporate	10.8	11.6	-7%

Consolidated depreciation & amortization	$180.8	$174.0	4%

(See accompanying notes)

FIRST DATA CORPORATION

NOTES TO FINANCIAL SCHEDULES

(Unaudited)

(a)	FDC’s effective tax rate on pretax income from continuing operations was 17.9% and 25.9% for the three months ended March 31, 2007, and March 31, 2006, respectively.

(b)	Discontinued operations relate to NYCE, Western Union, Primary Payment Systems, IDLogix and Taxware.

(c)	Reconciles the total segment and All Other and Corporate revenue to consolidated revenue or total segment and All Other and Corporate operating profit to income before income taxes, minority interest, equity earnings in affiliates and discontinued operations as reported on the Consolidated Statements of Income.

(d)	Excludes equity losses that were recorded in expense and the amortization related to the excess of the investment balance over the Company’s proportionate share of the investee’s net book value.

(e)	Represents elimination of adjustment to record Integrated Payment Systems segment investment income and its related operating profit on a pretax equivalent basis and elimination of intersegment revenue.

(f)	Segment and All Other and Corporate operating profit includes interest income, minority interest from segment operations, equity earnings in affiliates and the allocation of corporate overhead. Segment and All Other and Corporate operating profit excludes items discussed in note (h) below and interest expense.

(g)	Minority interest from segment operations excludes minority interest attributable to items excluded from segment operations discussed in note (h) below as well as minority interest related to interest expense and income taxes.

(h)	Items, other than interest expense, excluded from segment operations consist of the following:

(in millions)	Three months ended March 31, 2007
Restructuring, net	$(2.0)	Restructuring charges of $2.8 million were recorded for the three months ended March 31, 2007, offset partially by reversals of excess restructuring accruals of $0.8 million.
Impairments	(16.3)	The loss related to the impairment of goodwill and intangible assets associated with the Company’s official check and money order business.
Investment gains and (losses)	(1.4)	Net investment losses resulted from a loss on the sale of and the impairment of certain strategic investments. An additional loss resulted from the recognition of transition adjustment associated with the January 2001 adoption of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” related to the Company’s decision to wind-down the official check and money order business. Partially offsetting these losses were gains resulting from the sale of certain strategic investments.
Divestitures, net	1.0	Amount resulted from the release of an excess divestiture accrual due to the expiration of certain contingencies.
Debt repayment gain	1.4	Gain resulting from the early repayment of long-term debt.

	(17.3)
Minority interest	—

	$(17.3)

(in millions)	Three months ended March 31, 2006
Restructuring, net	$0.8	Restructuring charges of $0.4 million were recorded for the three months ended March 31, 2006, offset by reversals of excess restructuring accruals of $1.2 million.
Litigation and regulatory settlements	(15.0)	A charge was recorded during the three months related to a settlement of a patent infringement lawsuit in the Commercial Services segment.
Other	0.3	Other related to the reversal of a portion of other charges recorded in 2005.
Investment gains and (losses)	103.1	Net investment gains resulted most significantly from $105.4 million in gains associated with the mark-to-market of interest rate swaps utilized in the Company’s official check business that did not qualify for hedge accounting, partially offset by $2.5 million in realized losses associated with these same interest rate swaps.
Divestitures, net	5.8	Gains on the sale of certain assets were recorded during the three months ended March 31, 2006.

	95.0
Minority interest	—

	$95.0

NM = Not meaningful.

FIRST DATA CORPORATION

FINANCIAL TRANSACTION PROCESSING

KEY INDICATORS

(Unaudited)

(in millions)

For the Three Months Ended March 31,	2007	2006	Change
Commercial Services
Domestic merchant transactions (a)	6,521.0	5,795.8	13%
Financial Institution Services
Domestic debit issuer transactions (b)	2,459.0	2,074.5	19%
First Data International
International transactions (c)	1,245.0	988.1	26%

At March 31,
Financial Institution Services
Domestic active card accounts on file: (d)
Bankcard	43.2	30.3	43%
Retail	69.0	57.2	21%

Total	112.2	87.5	28%

First Data International
International card accounts on file: (e)
Bankcard	39.0	22.9	70%
Retail	28.3	9.6	195%

Total	67.3	32.5	107%

(a)	Domestic merchant transactions include acquired VISA and MasterCard credit and signature debit, PIN-debit, electronic benefits transactions (“EBT”), and processed-only or gateway customer transactions at the point of sale (“POS”). Domestic merchant transactions also include acquired ATM transactions, gateway transactions at ATMs, and STAR PIN-debit POS transactions received from other acquirers. Transactions for 2006 have been adjusted to conform to current year presentation.

(b)	Domestic debit issuer transactions include VISA and MasterCard signature debit, STAR ATM, STAR PIN-debit POS, and ATM and PIN-debit POS gateway transactions.

(c)	International transactions include VISA, MasterCard and other card association merchant acquiring and switching and debit issuer transactions for clients outside the U.S. Transactions include credit, signature debit and PIN-debit POS, POS gateway and ATM transactions. Transactions for 2006 have been adjusted to conform to current year presentation.

(d)	Domestic active card accounts on file include customer accounts that had a balance or any monetary posting or authorization activity during the last month of the quarter.

(e)	International card accounts on file at March 31, 2006 have been adjusted to reflect a reclassification of accounts from bankcard to retail.

FIRST DATA CORPORATION

SUPPLEMENTAL METRICS

(Unaudited)

For the Three Months Ended March 31,	2007
Consolidated financial metrics (in millions):
Capital expenditures	$98
Dividends	$23
Financial Institution Services
Revenue growth:
Card Processing	1%
Output Services	4%
Debit	7%
Postage	13%
Remitco	10%
At March 31,
Financial Institution Services
Domestic card accounts on file (in millions):
Bankcard	120.2
Retail	337.1
Debit	115.2

Total	572.5

First Data International
International card accounts on file (in millions):
Bankcard	39.0
Retail	28.3
Debit	23.9

Total	91.2

FIRST DATA CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

(in millions, except per share amounts)

Management believes the following non-GAAP measures provide meaningful supplemental information to assist investors and analysts in understanding our financial results and to better analyze trends in our underlying business. Management uses these measures to evaluate the operating performance of the Company and its segments. Since management finds these measures useful, we believe that our investors will benefit from seeing the Company's results through the eyes of management in addition to seeing our GAAP results.

The Company’s non-GAAP EPS measure excludes certain items that represent fluctuations that may not be indicative of the Company’s future operating performance and may obscure underlying trends in the business, such as impairments, changes in derivative values related to the previously announced SFAS 133 restatement, litigation and regulatory settlements, divestitures and other charges. Non-GAAP measures for the Company’s domestic segments exclude the current year buyout of a revenue sharing agreement for comparative purposes and exclude revenue earned from reimbursements of pass-through costs such as debit network fees and postage. Non-GAAP measures for the Company's international segment exclude acquisitions less than a year old, divestitures and foreign exchange impact from revenue. Management believes that these non-GAAP measures provide insight into the Company's core performance.

These non-GAAP financial measures should not be considered in isolation or as a substitute for the most comparable GAAP financial measures. The non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measures, provide a more complete understanding of our business. Investors are strongly encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures to the most directly comparable GAAP financial measures is included below.

	Three Months Ended March 31,
	2007	2006	Change
Earnings per share from continuing operations	$0.23	$0.28
Impairments	0.01	—
Changes in derivative values related to SFAS 133 (non-cash)	—	(0.09)
Litigation and regulatory settlements	—	0.01
Divestitures	—	—
Other charges	—	—

Earnings per share from continuing operations excluding items	$0.24	$0.20	20%

	Three Months Ended March 31, 2007
Operating cash flow from continuing operations	$440
Working capital, non-cash and non-operating items	(87)
Capital expenditures	(98)
Dividends	(23)

Free cash flow	$232

	Three Months Ended March 31,
	2007	2006	Change
Commercial Services
Revenue	$1,018.8	$934.4	9%
Reimbursable debit network fees	(224.9)	(179.5)

Revenue excluding reimbursable debit network fees	$793.9	$754.9	5%

Operating profit	$225.1	$214.8	5%
Discover buyout (1)	9.6	—

Operating profit excluding Discover buyout	$234.7	$214.8	9%

Profit margin	22.1%	23.0%

Profit margin excluding reimbursable debit network fees and Discover buyout	29.6%	28.5%

(1)	The buyout of the Discover Financial Services revenue sharing agreement resulted in a first quarter expense charge for the purchase price.

FIRST DATA CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

(in millions, except per share amounts)

	Three Months Ended March 31,
	2007	2006	Change
Financial Institution Services
Revenue	$485.2	$445.2	9%
Reimbursable postage and other	(173.3)	(152.8)

Revenue excluding reimbursable postage and other	$311.9	$292.4	7%

Operating profit	$96.7	$84.3	15%

Profit margin	19.9%	18.9%
Profit margin excluding reimbursable postage and other	31.0%	28.8%

First Data International
Revenue	$366.5	$263.9	39%
Acquisitions less than a year old	(59.7)	—
Divestitures	(0.5)	(1.2)
Foreign exchange impact (2)	(20.1)	—

Organic revenue on a constant currency basis	$286.2	$262.7	9%

(2)	Foreign exchange impact represents the difference between actual 2007 revenue and 2007 revenue calculated using 2006 exchange rates.